FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

Company Contact:

Head Office                Jens Biertumpel
(250) 477 9969             (604) 682 1799
800 661 3560


                        FSI DOUBLES REVENUES (PRO-FORMA)
           FOR THIRD YEAR IN A ROW AND ANNOUNCES 2 MAJOR DISTRIBUTORS

VICTORIA, BRITISH COLUMBIA, MARCH 24, 2005 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (AMEX: FSI, FRANKFURT: FXT), the developer and manufacturer of biodegradable and environmentally safe water and energy conservation technology, as well as anti-scalant and plant growth enhancement technology, today announced that pro-forma sales more than doubled in the year ended Dec. 31, 2004 largely due to the growing demand for our newest divisions products. This pro-forma number reflects NanoChem as part of FSI for all of 2004. For the year ended Dec. 31, 2004, pro-forma sales rose by more than 120% to $5,559,625 compared with $2,321,120 in 2003.

FSI is very pleased to announce the appointment of NYLEX WATER SOLUTIONS, a division of Nylex Corporation Limited (Australia) as exclusive distributor for Ecosavr, Heatsavr and WaterSavr covering Australia and New Zealand. Nylex is a nationally renowned wholesale and manufacturing group with extensive product lines dedicated to water and water conservation with sales exceeding $900 MILLION AU (US $700 MILLION) in 2004. Nylex's expertise in the water business will enable quick market penetration for our swimming pool products (Ecosavr and Heatsavr) followed by more measured entry into the drinking water conservation market that WaterSavr targets. Initial orders totaling over US $150,000 have been shipped to begin the sales process.

QUIMIDROGA S.A. has been awarded exclusive distribution rights for all of Spain and Portugal for Heatsavr, Ecosavr and WaterSavr. Quimidroga is the leading Spanish chemical distribution company with a division that handles swimming pools and another dedicated to water treatment solutions. Quimidroga had sales exceeding 360 MILLION EURO (US $470 MILLION) in 2004. With offices throughout Spain, their large teams of dedicated sales professionals are looking forward to introducing FSI products that can help relieve the chronic water shortages Spain suffers. Quimidroga has identified a large number of reservoirs in various provinces of Spain that could utilize WaterSavr profitably. As an example, some of these reservoirs in the Murcia and Catalan provinces are running at less than 50% capacity prior to the dry season. Spain also has a large and growing number of private swimming pools (second largest in Europe) that can use Heatsavr and Ecosavr to reduce energy costs and water evaporation.

Daniel B. O'Brien, Chief Executive Officer of FSI states, "We have been working with both Nylex and Quimidroga since the summer of 2004. The new distributors sales programs have now been finalized and FSI has begun to realize significant sales. We are honored to be working with such strong companies to extend our sales into Europe and Australia."

MORE FINANCIAL NEWS:

Sales in the fourth quarter rose more than 190% to $981,012 compared with $338,549 in the corresponding period of 2003. This increase was due largely to sales from its newly acquired NanoChem Division.

"We are very pleased with Flexible Solutions' growth over the past year and expect this trend to continue in 2005 as we increase our focus on marketing and establishing new sales channels for all products," comments Dan O'Brien, CEO. "We already have potentially significant prospects both domestically and internationally. These actions are expected to increase both the Company's cash flow and earnings per share."

The company is in a strong financial position with cash, cash equivalents and short-term investments of more than $3.2 million as at Dec. 31, 2004. Short-term assets such as inventory are included at cost, rather than market value. Increased sales and marketing expenses directed toward the 2005 season largely explain the fourth quarter loss.

For the year ended Dec. 31, 2004, audited financials show sales rose by more than 45% to $3,392,927 compared with $2,321,120 in 2003. This sales number includes NanoChem sales only from the purchase date of June 9, 2004. Full year NanoChem sales are included in the $5.5 million sales number and given above. The Company had non-cash expenses related to depreciation and option accounting totaling more than $700,000 for 2004. This resulted in a loss for the year of $1,257,545 or $0.11 per share. The actual cash loss from operations for 2004 was significantly less.

For the quarter ending Dec. 31, 2004 Financials show total sales at $981,012 up significantly from $338,549 in the corresponding period of 2003. The resulting loss of $0.04 per share in fourth quarter is, to a large degree, attributed to advertising and marketing costs in preparation for the 2005 sales year. The Company continued to increase spending in fourth quarter to enhance potential sales for the following year in all of its divisions.

The increased sales for all divisions are expected translate into cash profits in 2005.

---------------------------------- ----------------------------------------- -----------------------------------------
                                   (UNAUDITED)                               (AUDITED)
---------------------------------- ----------------------------------------- -----------------------------------------
                                   THREE MONTHS ENDED DEC. 31                YEAR ENDED DEC. 31
---------------------------------- -------------------- -------------------- --------------------- -------------------
                                   2004                 2003                 2004                  2003
---------------------------------- -------------------- -------------------- --------------------- -------------------
Revenue                                       $981,012             $338,549            $3,392,937          $2,321,120
---------------------------------- -------------------- -------------------- --------------------- -------------------
Net Income (loss)                      $ (525,304) (b)       $2,316,809 (a)      $ (1,257,545)(c)      $2,003,312 (a)
---------------------------------- -------------------- -------------------- --------------------- -------------------
Net Income (loss) per common               ($0.04) (b)            $0.20 (a)            ($0.11)(c)           $0.17 (a)
share - Basic
---------------------------------- -------------------- -------------------- --------------------- -------------------
Weighted average shares used in             11,837,916           11,791,612            11,827,734          11,734,880
computing per share amounts -
basic
---------------------------------- -------------------- -------------------- --------------------- -------------------

NOTES
a. 2003 Fourth quarter and full year reflect non-cash recovery of $2,480,200 or $0.21 per share, in stock options returned by a distributor who failed to meet sales targets.
b. Prepaid sales and marketing expenses in preparation of the 2005 sales season largely explain this loss.
c. Non-cash expenses relating to depreciation and option accounting, totaling more than $700,000, are included in this loss.

FLEXIBLE SOLUTIONS INTERNATIONAL, INC. will hold a conference call on April 6th, 2005 at 9am pacific time (Noon eastern and 6pm central European) to discuss year-end results and first quarter revenue.

ABOUT FLEXIBLE SOLUTIONS INTERNATIONAL
Flexible Solutions International, Inc. (www.flexiblesolutions.com), based in Victoria, British Columbia, is the developer and manufacturer of WaterSavr, the world's first commercially viable water evaporation retardant. FSI is an environmental technology company specializing in energy and water conservation products for drinking water, agriculture, industrial markets and swimming pools throughout the world. WaterSavr reduces evaporation by up to 30% on reservoirs, lakes, aqueducts, irrigation canals, ponds and slow moving rivers. Heatsavr, a "liquid blanket" evaporation retardant for the commercial swimming pool and spa markets, also reduces humidity and lowers water heating costs, resulting in energy savings of 15% to 40%. The Company's Ecosavr product targets the residential swimming pool market.The Company's NanoChem Solutions, Inc., subsidiary specializes in environmentally friendly, water-soluble products utilizing thermal polyaspartate (TPA) biopolymers. TPA beta-proteins are manufactured from the common biological amino acid, L-aspartic acid.


SAFE HARBOR PROVISION

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

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